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                                                                    EXHIBIT 23.2

                                Eisenhauer & Co.
                               Investment Banking

Monday
August 23, 1999

Premier Laser Systems, Inc.
Attention: Mr. Robert Mahoney
3 Morgan
Irvine, California 92618

Dear Mr. Mahoney:

   We hereby give you consent to reference in your Registration Statement and Prospectus, SEC File No. 333-78655; our Valuation of Patents and The Charge For Purchased Research and Development report based on the Acquisition Date of September 30, 1997 relating to EyeSys Technologies, Inc.

Sincerely,

EISENHAUER & CO.

      /s/ Bruce Eisenhauer
By: ________________________________
     Bruce Eisenhauer
     Managing Director

       17300 17th Street Suite J-208 Tustin, CA 92780 Ph: (714) 544-9340